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                                                                    EXHIBIT 21.1

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

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    SUBSIDIARY                                      PLACE OF INCORPORATION
    ----------                                      ----------------------
 1. Cardinal Data Corporation                       Massachusetts, USA
 2. Ross Systems (U.K.) Ltd.                        United Kingdom
 3. RossData Canada Limited                         Canada
 4. Ross Computer Software B.V.                     The Netherlands
 5. Ross Systems Nederland B.V.                     The Netherlands
 6. Ross Systems France S.A.                        France
 7. Ross Systems Europe N.V.                        Belgium
 8. Pioneer Software, Inc.                          California, USA
 9. Ross Systems Deutschland GmbH                   Germany
10. Ross Systems Iberica                            Spain
11. Bizware Corporation                             New Jersey, USA
12. Ross Software International PTE, Ltd.           Singapore
13. Ross Software International (HK), Ltd.          Hong Kong
14. Ross Systems Canadian Holdings, Inc.            Delaware
15. Hi Point Systems Corporation                    Ontario, Canada
16. Resynt, Inc.                                    Delaware, USA
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